UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2024

HOOKIPA Pharma Inc.

(Exact name of  registrant as specified in its Charter)

Delaware	001-38869	81-5395687
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Fifth Avenue, 72nd Floor, Suite 7240
New York, New York	10118
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +43 1 890 63 60

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HOOK	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01 Other Events

On November 18, 2024, HOOKIPA Pharma Inc. (the “Company”) approved a plan to continue to improve its cost structure and operating efficiency, which includes a reduction in the Company’s workforce by approximately 80% of the Company’s then-current employee base (the “Restructuring Plan”). The Company expects to begin the implementation of the Restructuring Plan in the fourth quarter of 2024 and expects the Restructuring Plan to be substantially completed by the end of the first half of 2025.

In connection with the Restructuring Plan, in an effort to rebalance the Company’s cost structure in alignment with the Company’s strategic refocus and development of its oncology portfolio, the Company also announced that it will pause clinical development in its eseba-vec program for the treatment of Human Papillomavirus 16-positive (“HPV16+”) head and neck cancers, including an early termination of the Company’s ongoing Phase 1/2 clinical trial for the treatment of HPV16+ cancers. The Company’s early termination of its ongoing Phase 1/2 clinical trial for the treatment of HPV16+ is not due to lack of efficacy or adverse safety profiles. While the Company will continue to seek partnering opportunities for the eseba-vec program, the Company will focus primarily on progressing the phase 1-ready HB-700 program for the treatment of KRAS mutant cancers. In April 2024, the Company received Investigational New Drug clearance from the U.S. Food and Drug Administration for HB-700 for the treatment of KRAS mutated cancers, including, lung, colorectal and pancreatic cancers.

Notwithstanding the Company’s Restructuring Plan and the immediate pause of the eseba-vec program, the Company continues to enroll patients in its ongoing Phase 1b clinical trial related to its Human Immunodeficiency Virus program, HB-500, being developed in a partnership with Gilead Sciences Inc. (“Gilead”). In addition, the Company continues to support its Hepatitis B program, HB-400, which is also being developed in a partnership with Gilead.

Forward Looking Statements

This Current Report on Form 8-K and other related materials may contain a number of “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding HOOKIPA’s expectations related to the extent, timing and plan of the Restructuring Plan. Forward-looking statements can be identified by terms such as “will,” “intent,” “expects,” “plans,” “potential,” “would” or similar expressions and the negative of those terms. HOOKIPA has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its business, financial condition and results of operations. Although HOOKIPA believes that such statements are based on reasonable assumptions, forward-looking statements are neither promises nor guarantees and they are necessarily subject to a high degree of uncertainty and risk. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond HOOKIPA’s control, you should not rely on these forward-looking statements as predictions of future events. These risks and uncertainties include, among others: outcomes of HOOKIPA’s planned clinical trials and studies may not be favorable; that one or more of HOOKIPA’s product candidate programs will not proceed as planned for technical, scientific or commercial reasons; availability and timing of results from preclinical studies and clinical trials; uncertainty about regulatory approval to conduct clinical trials or to market a products; uncertainties regarding intellection property protection; and those risk and uncertainties described under the heading “Risk Factors” in HOOKIPA’s Form 10-K for the year ended December 31, 2023 filed with the U.S. Securities and Exchange Commission, and in any other subsequent filings made by HOOKIPA with the U.S. Securities and Exchange Commission, which are available at www.sec.gov. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. HOOKIPA disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this Current Report on Form 8-K, other than to the extent required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2024	HOOKIPA Pharma Inc.

	By:	/s/ Terry Coelho
	Name:	Terry Coelho
	Title:	Executive Vice President and Chief Financial Officer